Exhibit 99.1

PRESS RELEASE	May 14, 2019

Tilray, Inc. Reports First Quarter 2019 Financial Results

Revenue Rises 195.1% to $23.0 (C$31.0) Million in the First Quarter; Company closes two acquisitions: Manitoba Harvest and Natura Naturals

NANAIMO, BRITISH COLUMBIA –Tilray, Inc., (“Tilray” or the “Company”) (Nasdaq: TLRY) a global leader in cannabis research, cultivation, production and distribution, today reported financial results for the first quarter ended March 31, 2019. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

“We are pleased with our first quarter results and the ongoing, substantial progress our team has made to position Tilray as a global leader in the cannabis industry,” said Brendan Kennedy, Tilray President and CEO. “We have made significant progress integrating our recent acquisitions of Manitoba Harvest and Natura Naturals, accelerating our entry into the United States hemp and CBD markets, and increasing our production and manufacturing capacity in North America and Europe. As we expand our operations around the world, we remain focused on making disciplined investments to maximize the multiple paths to value creation we are aggressively pursuing for our visionary investors.”

First Quarter 2019 Financial Highlights

•

Revenue increased 195.1% to $23.0 (C$31.0) million, compared to the first quarter of last year, driven by the legalization of Canadian adult-use in 2018, the addition of hemp food sales from the Manitoba Harvest acquisition during the quarter, and strong growth in international medical markets. Excluding excise tax, revenue was $21.5 million.

	Three months ended March 31,		Three months ended March 31,
Cannabis revenue mix	2019	2018	$ Change	% Change
Adult-use	$7,881	$—	$7,881	N/A
ACMPR (direct to patient & bulk)	7,763	7,378	385	5%
Food products	5,582	—	5,582	N/A
International – medical	1,812	430	1,382	321
Total	$23,038	$7,808	$15,230	195%

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	May 14, 2019

•	Total kilogram equivalents sold increased over two-fold to 3,012 kilograms from 1,299 kilograms in the prior year period.
•

Average net selling price per gram decreased to $5.60 (C$7.54) compared to $5.94 (C$8.00) in the prior year period. The average net selling price excluding excise taxes was $5.28 (C$7.02) per gram for the first quarter of 2019.

•

Gross margin increased sequentially to 23% from 20% in the prior quarter. Gross margin in the first quarter of 2018 was 50%. Gross margin continues to be impacted by increased costs incurred with the ramping up of cultivation facilities in Canada and Portugal and acquiring third party supply. Additionally, food product margins were impacted by an approximately $0.7 million non-cash charge related to purchase accounting for the fair value of inventory. The remaining non-cash charge of approximately $1.4 million will be incurred in the second quarter of 2019.

•

Net loss for the quarter was $30.3 million or $0.32 per share compared to a loss of $5.2 million or $0.07 per share for the prior year period. The non-GAAP adjusted Net loss for the quarter was $25.2 million or $0.27 per share for the first quarter of 2019.  The adjustments to the net loss are non-recurring acquisition related charges.  Adjusted EBITDA was a loss of $14.6 million compared to a loss of $3.2 million the prior year period. The increased net loss and Adjusted EBITDA declines were primarily due to the increase in operating expenses related to growth initiatives, the addition of Manitoba Harvest, and the expansion of international teams.

Business Highlights

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Acquired Manitoba Harvest, a hemp and natural foods producer in Winnipeg, Manitoba, for up to $310 (C$410) million, subject to certain revenue milestones. Manitoba Harvest distributes its products to over 16,000 retail locations in the United States and Canada.

•	Acquired Natura Naturals Holdings, a licensed cannabis cultivation facility in Leamington, Ontario, for up to $54 (C$71) million, subject to certain cultivation milestones.
•

Completed a long-term revenue sharing agreement with Authentic Brands Group (ABG) to leverage their portfolio of brands and develop, market and distribute consumer cannabis products across the world.  The partnership will initially focus on CBD products in the U.S. and THC/CBD products in Canada and expand globally as regulations permit.

•

Completed a successful harvest of medical cannabis and hosted inauguration[1] at the Company’s European Union (“EU”) campus in Cantanhede, Portugal. The Company expects multiple harvests from this facility in the coming months.

[1]	Announced April 24, 2019

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	May 14, 2019

•

Announced support of two new clinical studies: a pilot study led by Murdoch Children’s Research Institute (MCRI) in Melbourne, to evaluate the feasibility and acceptability of a larger randomized placebo-controlled trial of cannabis extract as a form of treatment for reducing Severe Behavioral Problems (SBP) in pediatric patients with Intellectual Disabilities (ID); and a study with McGill University Health Centre’s Division of Infectious Diseases and Chronic Viral Illness, to examine the effectiveness of medical cannabis on immune activation in People Living with HIV.[2]

•

Announced an investment of $32.6 million to increase our Canadian production and manufacturing footprint by 203,000 square feet across three facilities in Nanaimo, British Columbia, Leamington, Ontario, and London, Ontario[3].  The investment will expand Tilray’s total production and manufacturing footprint from 1.1 million to 1.3 million square feet worldwide.

Conference Call

The Company will host a conference call to discuss these results today at 5:00 p.m. ET. Investors interested in participating in the live call can dial 877-489-6528 from the U.S. and 629-228-0736 internationally. A telephone replay will be available approximately two hours after the call concludes through Tuesday, May 28, 2019, by dialing 855-859-2056 from the U.S., or 404-537-3406 from international locations, and entering confirmation code 9896647.

There will also be a simultaneous, live webcast available on the Investors section of the Company’s website at www.tilray.com. The webcast will be archived for 30 days.

About Tilray®

Tilray is a global pioneer in the research, cultivation, production and distribution of cannabis and cannabinoids currently serving tens of thousands of patients and consumers in twelve countries spanning five continents.

Forward Looking Statements

This   press release contains “forward-looking statements”, which may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions. including statements regarding our growth potential, the sustainability of growth, demand for our products and the medical and adult-use cannabis markets and anticipated plans for strategic partnerships. Forward-looking statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected

[2]	Announced April 1, 2019
[3]	Announced May 8, 2019

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	May 14, 2019

developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, including assumptions in respect of current and future market conditions. Actual results, performance or achievement could differ materially from that expressed in, or implied by, any forward-looking statements in this press release, and, accordingly, you should not place undue reliance on any such forward-looking statements and they are not guarantees of future results. Forward-looking statements involve significant risks, assumptions, uncertainties and other factors that may cause actual future results or anticipated events to differ materially from those expressed or implied in any forward-looking statements. Please see the heading “Risk Factors” in Tilray’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 25, 2019, for a discussion of the material risk factors that could cause actual results to differ materially from the forward-looking information. Tilray does not undertake to update any forward-looking statements that are included herein, except in accordance with applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to Adjusted EBITDA, which is not a financial measure calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as net income (loss) before interest expense, net; other income, net; deferred income tax recovery, income tax expense; foreign exchange (gain) loss; depreciation and amortization; and stock-based compensation expense.  A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. The Company believes Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses Adjusted EBITDA to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  Adjusted EBITDA is also presented to the Company’s Board of Directors.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  Non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

For further information:

Media: Chrissy Roebuck, +1-833-206-8161, news@tilray.com

Investors: Katie Turner, +1-646-277-1228, katie.turner@icrinc.com

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	May 14, 2019

TILRAY, INC.Condensed Consolidated Statements of Net Loss and Comprehensive Loss

(in thousands of U.S. dollars, except for share and per share data, unaudited)

	Three months ended March 31,
	2019	2018
Revenue	$23,038	$7,808
Cost of sales	17,653	3,912
Gross margin	5,385	3,896
General and administrative expenses	12,797	4,145
Sales and marketing expenses	7,821	2,263
Depreciation and amortization expense	1,863	222
Stock-based compensation expense	5,306	31
Research and development expenses	1,048	975
Acquisition and integration expenses	4,424	—
Operating loss	(27,874)	(3,740)
Foreign exchange loss, net	179	1,146
Interest expense, net	8,745	416
Finance income from ABG Profit Participation Arrangement	(135)	—
Other income, net	(2,345)	(121)
Loss before income taxes	(34,318)	(5,181)
Deferred income tax recovery	(3,777)	—
Current income tax recovery	(240)	—
Net loss	$(30,301)	$(5,181)
Net loss per share - basic and diluted	(0.32)	(0.07)
Weighted average shares used in computation of net loss per share - basic and diluted	94,875,351	75,000,000
Net loss	$(30,301)	$(5,181)
Foreign currency translation loss	(475)	(1)
Unrealized gain on cash equivalents and investments	1,408	—
Other comprehensive income	933	(1)
Comprehensive loss	$(29,368)	$(5,182)

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	May 14, 2019

TILRAY, INC.

Condensed Consolidated Balance Sheets

(in thousands of U.S. dollars, except for share and par value data, unaudited)

	March 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$294,205	$487,255
Short-term investments	31,229	30,335
Accounts receivable, net of allowance for doubtful accounts of $972 and $292, respectively	19,708	16,525
Other receivables	378	969
Inventory	48,712	16,211
Prepaid expenses and other current assets	5,357	3,007
Total current assets	399,589	554,302
Property and equipment, net	128,963	80,214
Intangible assets, net	364,060	4,486
Goodwill	156,364	—
Investments	19,650	16,911
Deposits and other assets	7,970	754
Total assets	$1,076,596	$656,667
Liabilities
Current liabilities
Accounts payable	$17,179	$10,649
Accrued expenses and other current liabilities	152,819	14,818
Accrued obligations under capital lease	366	470
Total current liabilities	170,364	25,937
Accrued obligations under capital lease	8,661	8,286
Deferred tax liability	92,220	4,424
Convertible Notes, net of issuance cost	422,868	420,367
Other liabilities	563	—
Total liabilities	$694,676	$459,014
Stockholders’ equity
Class 1 common stock ($0.0001 par value, 250,000,000 shares authorized; 16,666,667 shares issued and outstanding)	2	2
Class 2 common stock ($0.0001 par value; 500,000,000 shares authorized; 80,131,560 and 76,504,200 shares issued and outstanding, respectively)	8	8
Additional paid-in capital	515,692	302,057
Accumulated other comprehensive income	4,696	3,763
Accumulated deficit	(138,478)	(108,177)
Total stockholders’ equity	381,920	197,653
Total liabilities and stockholders’ equity	$1,076,596	$656,667

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	May 14, 2019

	Three months ended March 31,
	2019	2018
Adjusted EBITDA reconciliation:
Net loss	$(30,301)	$(5,181)
Depreciation and amortization expense	2,770	479
Stock-based compensation expense	5,306	31
Acquisition and integration expenses	4,424	—
Foreign exchange loss, net	179	1,146
Interest expense, net	8,745	416
Other income, net	(2,345)	(121)
Amortization of inventory step-up	681	—
Deferred income tax recovery	(3,777)	—
Current income tax recovery	(240)	—
Adjusted EBITDA	$(14,558)	$(3,230)

	Three months ended March 31,
	2019	2018
Adjusted net loss reconciliation:
Net loss	$(30,301)	$(5,181)
Acquisition and integration expenses	4,424	—
Amortization of inventory step-up	681	—
Adjusted net loss	$(25,196)	$(5,181)
Adjusted net loss per share - basic and diluted	(0.27)	(0.07)
Weighted average shares used in computation of adjusted net loss per share - basic and diluted	94,875,351	75,000,000

Tilray | Nanaimo, BC | www.tilray.com